UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

Goldman Sachs Private Middle Market Credit II LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56052	83-3053002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York		10282
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 – Regulation FD Disclosure.

On October 18, 2019, Goldman Sachs Private Middle Market Credit II LLC (the “Fund”) disclosed the below information:

Distributions

On October 2, 2019, the board of directors of the Fund approved a distribution to unitholders (the “Unitholders”) of up to 100% of taxable net investment income for the period from April 11, 2019 (commencement of operations) to September 30, 2019, which amounted to approximately $1.67 million. The distribution will be payable on or around October 25, 2019 to Unitholders of record as of October 4, 2019, pro rata based on the number of Units held by each Unitholder.

Investment Activity

During the quarter ended on September 30, 2019, the Fund made new investment commitments and fundings of $215.7 million and $160.1 million, respectively. New investment commitments were made across thirteen new portfolio companies and were comprised of 100% first lien debt. Sales and repayments totaled $6.9 million.

Set forth below is a brief description of the Fund’s investment activity during the quarter ended September 30, 2019:

New Investment Commitments

BJH Holdings III Corp.

BJH Holdings III Corp. (“Jack’s”) owns and operates 162 quick service restaurants located primarily in Alabama (142 locations), along with Georgia (9), Tennessee (8), and Mississippi (3), employing over 5,000 people. Jack’s offers southern inspired foods such as made-from-scratch biscuits, burgers, fried chicken, plated breakfasts, crinkle cut fries and hand dipped shakes. In August 2019, the Fund provided a $7.9 million first lien senior secured loan to Jack’s. This loan bears interest at a rate of LIBOR plus 5.75% per year. The first lien senior secured loan matures in 2025.

Bullhorn, Inc.

Bullhorn, Inc. (“Bullhorn”) is a provider of cloud-based customer relationship management (CRM) and operations software serving the staffing agencies industry. In September 2019, the Fund provided a $14.0 million first lien senior secured loan, a $1.2 million delayed draw first lien loan, and a $0.7 million first lien revolver to Bullhorn. These loans bear interest at a rate of LIBOR plus 5.50% per year (subject to a 1.00% LIBOR floor) and mature in 2025. The delayed draw term loan is subject to a commitment termination in 2021.

CFS Management, LLC

CFS Management, LLC (“CFS”) is a physician-owned multi-disciplinary medical practice focused primarily on ophthalmology and optometry based in Sarasota, Florida. In August 2019, the Fund provided a $6.1 million first lien senior secured loan and a $1.8 million delayed draw first lien term loan to CFS. These loans bear interest at a rate of LIBOR plus 5.75% per year (subject to a 1.00% LIBOR floor) and mature in 2024. The delayed draw term loan is subject to a commitment termination in 2021.

Clarkson Eyecare, LLC

Clarkson Eyecare, LLC (“Clarkson”) is a chain of full-service vision care centers providing ophthalmology and optometry care as well as retail eyewear products (e.g., contact lenses, lenses and frames). In September 2019, the Fund provided a $9.5 million first lien senior secured loan and a $6.3 million first lien senior secured loan to Clarkson. These loans bear interest at a rate of LIBOR plus 6.25% per year (subject to a 1.00% LIBOR floor) and mature in 2021.

Convene 237 Park Avenue, LLC

Convene 237 Park Avenue, LLC (“Convene”) provides building tenants and customers access to a shared network of technology enabled meeting and conference spaces, flexible workspaces and hospitality amenities to meet, work, and host events. In August 2019, the Fund provided a $26.9 million first lien senior secured loan and a $7.9 million delayed draw first lien term loan to Convene. These loans bear interest at a rate of LIBOR plus 7.50% per year (subject to a 1.50% LIBOR floor) and mature in 2024. The delayed draw term loan is subject to a commitment termination in 2020.

E2open, LLC

E2open, LLC (“E2open”) is a provider of supply chain management software that helps companies integrate data, gain real-time insights, and collaborate with vendors/partners across their supply chain. In July 2019, the Fund provided an $18.9 million first lien senior secured loan to E2open. This loan bears interest at a rate of LIBOR plus 5.75% per year (subject to a 1.00% floor). The first lien senior secured loan matures in 2024.

Elemica Parent, Inc.

Elemica, Inc. (“Elemica”) provides supply chain software that connects chemical suppliers’, customers’, and transportation companies’ enterprise resource planning systems and allows their customers to communicate and transact with known counterparties. In August 2019, the Fund provided a $3.6 million first lien senior secured loan, a $0.7 million delayed draw first lien loan, and a $0.5 million first lien revolver to Elemica. These loans bear interest at a rate of LIBOR plus 5.50% per year and mature in 2025. The delayed draw term loan is subject to a commitment termination in 2021.

HS4 AcquisitionCo, Inc.

HS4 AcquisitionCo, Inc. (“HS4”) is a provider of back-of-house software in the restaurant technology industry with a focus on fast-service and quick-service restaurants. In July 2019, the Fund provided a $26.9 million first lien senior secured loan and a $2.2 million first lien revolver to HS4. These loans bear interest at a rate of LIBOR plus 6.75% per year (subject to a 1.00% LIBOR floor) and mature in 2025.

Mailgun Technologies, Inc.

Mailgun Technologies, Inc. (“Mailgun”) is a digital communications platform providing the underlying infrastructure for companies to transmit transactional and marketing emails. In August 2019, the Fund committed to provide a $20.3 million first lien senior secured loan to Mailgun. This loan bears interest at a rate of LIBOR plus 5.50% per year (subject to a 1.00% floor). The first lien senior secured loan matures in 2025.

The Center for Orthopedic and Research Excellence, Inc.

The Center for Orthopedic and Research Excellence, Inc. (“The Center for Orthopedic and Research Excellence”) is an orthopedic and musculoskeletal care physician practice management business operating in Arizona, Michigan and Florida. In August 2019, the Fund provided a $17.1 million first lien senior secured loan, a $5.9 million delayed draw first lien loan, and a $2.4 million first lien revolver to The Center for Orthopedic and Research Excellence. These loans bear interest at a rate of LIBOR plus 5.50% per year (subject to a 1.00% LIBOR floor) and mature in 2025. The delayed draw term loan is subject to a commitment termination in 2021.

VRC Companies, LLC

VRC Companies, LLC (“VRC”) is a records information and management services company that provides traditional hard document storage and ancillary document management services (i.e. imaging, destruction, hosting, media vaulting, etc.). In August 2019, the Fund provided an $11.0 million delayed draw first lien term loan to VRC. This loan bears interest at a rate of LIBOR plus 6.50% per year (subject to a 1.00% floor) and matures in 2023. The delayed draw term loan is subject to a commitment termination in 2020.

WebPT, Inc.

WebPT, Inc. (“WebPT”) provides electronic medical record, practice management and revenue cycle management solutions, mainly for physical therapists and also to occupational therapists and speech-language pathologists. In August 2019, the Fund provided a $12.7 million first lien senior secured loan, a $1.6 million delayed draw first lien loan, and a $1.3 million first lien revolver to WebPT. These loans bear interest at a rate of LIBOR plus 6.75% per year (subject to a 1.00% floor) and mature in 2024. The delayed draw term loan is subject to a commitment termination in 2021.

WorkForce Software, LLC

WorkForce Software, LLC (“WorkForce”) provides a software suite of workforce management tools to predominantly enterprise-level companies across a broad range of industries. In July 2019, the Fund provided an $11.1 million first lien senior secured loan and a $1.0 million first lien revolver to WorkForce. These loans bear interest at a rate of LIBOR plus 6.50% per year (subject to a 1.00% LIBOR floor) and mature in 2025.

Sales and Repayments

Picture Head Midco, LLC

Picture Head Midco, LLC (“Picture Head”) is an independent provider of post-production finishing and trailer services that operates across 9 locations in the Los Angeles area with other near-set operations to meet customer demands. In August 2019, the Fund partially sold $6.9 million of its $26.7 million first lien senior secured loan.

During the quarter ended September 30, 2019, the Fund had other partial repayments, including scheduled amortization across various portfolio companies, totaling less than $0.1 million.

* * *

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Fund for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Private Middle Market Credit II LLC

Date: October 18, 2019	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer